SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.20549

FORM 1O-QSB

QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended:            June 30, 2003

Commission File No.  0-27160

CALL NOW, INC.
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(Exact name of small business issuer in its charter)

NEVADA                                           65-0337175
-----------------------------------              -----------------------------------
(State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

1 Retama Parkway , Selma, TX 78154
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(Address of principal executive offices)

(210) 651-7145
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(Issuer's telephone number)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d)
of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [ ]

APPLICABLE ONLY TO CORPORATE ISSUERS

State the number of shares outstanding of each of the issuer's classes of common equity, as of the latest practicable date: 8,680,444 shares as of May 12, 2003.

Transitional Small Business Format:   NO

PART I - FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS
As used herein, the term "Company" refers to Call Now Inc., a Nevada corporation, and its subsidiaries unless otherwise indicated. Consolidated and unaudited interim financial statements including a balance sheet for the Company as of the quarter ended June 30, 2003, statement of operations, and statement of cash flows for the interim period up to the date of such balance sheet and the comparable period of the preceding year are attached as Pages 3 through 5 and are incorporated herein by this reference.

[ THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

CALL NOW, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

                                                       Three Months Ended                    Six Months Ended
                                                       June 30,                              June 30,
                                                       2003          2002                    2003          2002

Income
Race Track Operating Income                         $ 1,498,736     $ 1,550,387          $ 2,582,233     $ 2,616,800
Management Fees                                          60,000          60,000              120,000         120,000

     Total Income                                   $ 1,558,736     $ 1,610,387          $ 2,702,233     $ 2,736,800

Costs  and Expenses
Racetrack                                           $ 1,557,236     $ 1,622,342          $ 2,699,501     $ 2,763,409
General and Administrative                               93,078         217,149              185,003         301,963
Interest                                                 41,236          51,216               41,383          52,979
Depreciation and Amortization                                 -             920                    -           1,840

     Total Cost and Expenses                        $ 1,691,550     $ 1,891,627          $ 2,925,887     $ 3,120,191

Income (Loss) from continuing operations               (132,814)       (281,240)            (223,654)       (383,391)
    before other income and expenses,
    income taxes and minority interest

     Other Income and Expenses                      $   249,475     $   207,313          $   355,013     $   265,597

Income (Loss) before income taxes and                   116,661         (73,927)             131,359        (117,794)
     minority interest

     Income Tax Benefit (Expenses)                  $   (40,629)    $    51,200          $   (46,029)    $    79,800

Income (Loss) before minority interest                   76,032         (22,727)              85,330         (37,994)

     Minority Interest                                     (189)          1,508                 (345)          3,356

     Net Income (Loss)                              $    75,843     $   (21,219)         $    84,985     $   (34,638)

Earnings Per Share - Basic and Diluted:
     Net Income                                           0.009          (0.005)               0.010          (0.004)

CALL NOW, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
As of June 30, 2003
(Unaudited)

A S S E T S
                                                                 June 30                     December 31
                                                                   2003                          2002

Current Assets
Cash And Cash Equivalents                                   $     48,360                    $     1,311,712
Accounts Receivable                                               82,500                              2,500
Accounts Receivable - Other                                      127,633                            127,633
Marketable Securities, At Market Value                        11,469,185                          4,803,115
Other                                                             85,650                              3,733

     Total Current Assets                                   $ 11,813,328                    $     6,248,693

Furniture And Equipment (Net of Accumulated Depreciation)              -

Long-Term Notes and Loan Receivables                             923,000                            853,000

Other                                                            182,198                            145,250

     Total Assets                                           $ 12,918,526                    $     7,246,943

L I A B I L I T I E S    A N D    S T O C K H O L D E R S'    E Q U I T Y

Current Liabilities
Accounts Payable                                            $     97,931                    $        30,931
Deferred Tax Payable                                             582,914                            312,093
Margin Loan                                                    4,873,450                                  -
Accrued Expenses                                                       -                              2,039

     Total Current Liabilities                                 5,554,295                            345,063

     Total Liabilities                                         5,554,295                            345,063

Commitment and Contingencies                                           -                                  -

Minority Interest in Consolidated Subsidiary                      (3,990)                            (4,335)

Stockholders' Equity
Preferred stock, $.001 par value shares authorized 800,000 shares      -                                  -
     none outstanding
Common Stock, $.001 par value shares authorized 50,000,000,        8,680                              8,680
     8,680,444 shares issued and 8,590,444 shares outstanding
Additional Paid In Capital                                     5,974,261                          5,974,261
Retained Earnings                                                   (166)                           (85,151)
Accumlulated other comprehensive loss                          1,835,196                          1,458,175
Treasury stock, at cost                                         (449,750)                          (449,750)

     Total Stockholders' Equity                                7,368,221                          6,906,215

     Total Liabilities and Stockholders' Equity             $ 12,918,526                       $  7,246,943

CALL NOW, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flow

(Unaudited)

                                                                     Six Months Ended
                                                                          June 30,
                                                                 2003               2002

Cash Flows from Operating Activities:                      $      84,985     $      (34,638)
Net Income (Loss)

Adjustments to reconcile net income to net cash
      used in operating activities:

      Depreciation and Amortization                                    -              1,840
      Changes in assets and liabilities:                               -                  -
      (Increase) Decrease in Assets:                                   -                  -
         Accounts Receivable                                     (80,000)           (27,107)
         Deferred Tax Asset                                            -                  -
         Other Current Assets                                    (89,383)          (125,492)
         Other Assets                                           (377,234)           (35,954)
      Increase (Decrease) in Liabilities:
         Accounts Payable                                         67,000            218,112
         Accrued Expenses                                         (2,039)           (66,977)
         Deferred Tax Payable                                     46,029            (52,523)
         Minority Interest                                           345             (3,356)

Net Cash used for Operating Activities                     $    (350,297)     $    (126,095)

Cash flows from Investing Activities:

      Proceeds from the sale of marketable securities      $   8,127,042      $           -
      Purchase of marketable securities                      (13,983,547)        (1,140,474)
      Notes and Loans Receivable:
          Advances                                                70,000                  -
          Cancellations                                                             448,551
          Collections                                                  -                  -

Net Cash used for Investing Activities                     $  (5,786,505)     $    (691,923)

Cash flows from Financing Activities

      Proceeds from Loans                                      4,873,450            858,372
      Payment of Long Term Debt                                        -                  -

Net Cash used for provided by Financing Activities         $   4,873,450      $     858,372

Net Increase (Decrease) in Cash                               (1,263,352)            40,354

Cash Balance, Begin of Year                                    1,311,712             67,441

Cash Balance, End of Year                                  $      48,360      $     107,795

CALL NOW, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 1- BASIS OF PRESENTATION
General
The unaudited interim consolidated financial statements of the Company as of June 30, 2003 and for the three months ended June 30, 2003, included herein have been prepared in accordance with the instructions for Form 10QSB under the Securities Exchange Act of 1934, as amended, and Article 10 of Regulation S-X under the Securities Act of 1933, as amended.
The December 31, 2002 Consolidated was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations relating to interim consolidated financial statements.

In the opinion of management, the accompanying unaudited interim consolidated financial statements reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial position of the Company at June 30, 2003, and the results of their operations for the three and six months ended June 30, 2003 and 2002, and their cash flows for the three months ended June 30, 2003 and 2002.

The results of operations for such periods are not necessarily indicative of results expected for the full year or for any future period. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements as of December 31, 2002, and for the two years statement of operations for the years ended December 31, 2002 and 2001 and related notes included in the Company's Form 10-KSB filed with the Securities and Exchange Commission.

Nature of Business
After exiting the long distance telephone business in 1996, the Company has redeployed its assets primarily in acquiring $93,925,000 face amount bonds and notes collateralized by a lien on the Retama Park Horse Racing Facility ("Facility") in Selma, Texas.  In addition, the Company entered into a contract to manage the Facility commencing January 1998.

In 1999, the Company and its shareholders approved articles of merger with a Nevada corporation by the same name to effectively change the Company's domicile from Florida to Nevada.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Call Now, Inc. and it's wholly owned subsidiaries Jupiter Prime Corp., ARN Communications Corp., National
Communications Network, Inc., and Retama Entertainment Group Inc. (collectively "the Company").
Investments in which the Company does not have a majority voting or financial controlling interest are accounted for under the equity method of accounting unless its ownership constitutes less than a 20% interest in such entity for which such investment would then be included in the consolidated financial statements on the cost method.  All significant inter-company transactions and balances have been eliminated in consolidation.

Marketable Securities

In accordance with Statement of Financial Accounting Standards No.  115,  "Accounting for Certain
Investments in Debt and Equity Securities,"  (SFAS 115), the Company classifies its investment portfolio according to the provisions of SFAS 115 as either held to maturity, trading, or available for sale.  At December 31, 2002 and June 30, 2003, the Company classified its investment portfolio as available for sale and held to maturity.  Securities available for sale are carried at fair value with unrealized gains and losses included in stockholders' equity. Gain or losses from the sale or redemption of the investments are determined using the specific identification method.

CALL NOW, INC. AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

NOTE 1- BASIS OF PRESENTATION (CONTINUATION)

Earnings Per Common Share
Effective December 31, 1997, the Company adopted Financial Accounting Standards  (SFAS) No.  128,
"Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding.  Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

NOTE 2 - COMMITMENT AND CONTINGENCIES

The Company plans to adjust the value of its Retama Development  Corporation Bonds on a semi-annual basis and accordingly, the  value of the RDC bonds was not adjusted at June 30, 2003.

[ THIS SPACE HAS BEEN LEFT BLANK INTENTIONALLY]

ITEM 2.    MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF  OPERATIONS
   AND LIQUIDITY AND CAPITAL RESOURCES

           Three Months and Six Months Ended June 30, 2003 compared to 2002.

-   RESULTS OF OPERATIONS:

                 a.  REVENUES

The Company's revenues for the three months ended June 30, 2003 were $1,558,736, as compared to $1,610,387 for the three months ended June 30, 2002. The decrease was due primarily to decreased reimbursable expenses. For the six months ended June 30, 2003, the Company had revenues of $2,702,233 for the period ended compared to $2,736,800 for the six months ended June 30, 2003.

Interest income for the three months ended June 30, 2003 was $37,890  as compared to $28,284 for the three months ended June 30, 2002. The increase was due to the sale of RDC bonds and the purchase of other bonds that is paying a higher interest rate. For the six months period ended June 30, 2003
the Company earned a total of $ 143,428       in interest income compared to $ 86,568  for the six
months ended June 30, 2002.

                   b.  EXPENSES

(1) Racetrack expenses for the three months ended June 30, 2003 were $1,557,236 compared to $1,622,342 for the three months ended June 30, 2003. The decrease was due to a decrease in operating expenses.

(2) GENERAL AND ADMINISTRATIVE
       Expense for the quarter ended June 30, 2003 was $93,078 compared to $217,149 for the quarter ended June 30, 2002. The decrease was due to decreased expenses relating to the overhead expenses.

(3) INCOME TAX
For the quarter ended June 30, 2003 the Company recorded income tax expense of $40,629 compared to a tax benefit of $51,200 for the three months ended June 30, 2002. The increase was due to the increase in income.

For the six months ended June 30, 2003, the Company had $2,699,501 in racetrack expenses compared to $2,763,409 for the six month period ended June 30, 2002. In general and administrative expenses the Company expensed $185,003 and $301,963 for the six month period ended June 30, 2003 and 2002.
The reduction was due to decreased expenses relating to overhead expenses.

The provision for income taxes for the six months ended June 30, 2003 and 2002 was an income tax expense of $46,029 and an income tax benefit of $79,800, respectively.

               c.   NET INCOME

The Company had a net income of $75,843 for the quarter ended June 30, 2003 compared to a net loss of $21,219 for the quarter ended June 30 2002. The  increase in income resulted primarily from an increase in gain on sales of investments and lower general and administrative expenses.

               d.   EARNINGS PER SHARE

For the three months ended June 30, 2003, the Company recorded net earnings per share of $0.009 per share compared to a net loss of $0.005 per share for the June 30,
2002 quarter.

-   LIQUIDITY AND CAPITAL RESOURCES

For the six months ended June 30, 2003, the Company used $350,297 for operating activities compared to using $126,095 for the  six months ended June 30, 2002. The increase was due primarily to the increase in accounts receivables and increases other working capital items.

Cash used in investing activities for the six months ended June 30, 2003, was $5,786,505 compared to cash used in investing in the amount of $691,923 for the six months ended June 30, 2002. The increase was due to the purchase of marketable securities.

For the six months ended June 30, 2003, cash provided from financing activities was $4,873,450 compared to cash provided of $858.372 for the six months ended June 30, 2002. The increase was due to an increase in margin loans.

Based on the above information, management of the Company believes that it has adequate financial resources to fund its operations for the current fiscal year.

ITEM 3. CONTROLS AND PROCEDURES

(a) Evaluation of disclosure controls and procedures. Our principal executive and principal financial officer believes our disclosure controls and procedures (as defined in Sections 13a_14(c) and 15d_14(c)
of the Securities Exchange Act of 1934, as amended) are adequate, based on our evaluation of such disclosure controls and procedures as of June 30, 2003.

(b) Changes in internal controls. There were no significant changes in our internal controls or in other factors that could significantly affect these controls subsequent to the date of their evaluation.

PART II - OTHER INFORMATION

ITEM 4.  SUBMISSIONS OF MATTERS TO A VOTE OF SECURITIES HOLDERS

On April 3, 2003 Registrant held its annual shareholders meeting, The following is the results of the voting at the meeting.

 Item 1. Election of Directors
  Name   For   Against  Abstain and Broker Non-Votes
  William M. Allen  7,490,451 0   13,860
  Bryan P. Brown  7,490,351 0   13,960
  Christopher J. Hall 7,490,351 0   13,960
  Thomas R. Johnson 7,490,351 0   13,960

 Item 2. Approve appointment of auditor
  Name   For   Against  Abstain and Broker Non-Votes
  Clyde Bailey, P.C. 7,490,351 4,000   9.960

ITEM 5. OTHER INFORMATION

On August 27, 2002 Call Now, Inc. sold $1,765,000 of the Retama Development Corporation Special
Facilities Revenue Bonds, Series A, 7.00% due 9/1/33 for cash at a price of 100.00.  Call Now continues to own $160,000 of the Series A Bonds.  The purchaser of the bonds was Christopher J. Hall, a current
Director and controlling shareholder of Call Now.  It is the Board of Directors belief that the sale price of the bonds represents at least fair market value.  The proceeds of the sale were used with a margin loan to acquire a portion of a private placement bond issued for a multi-family housing project located in Southern Florida.

On June 26, 2003 Registrant acquired a convertible promissory note in the principal amount of $6 million from the issuer, Penson Worldwide, Inc., for $6 million. The note provides for monthly payments of interest at the rate of 5% above brokers call rate and payment of principal of $400,000 monthly beginning
April 26, 2007 with the entire unpaid principal due June 26, 2008.  The note is convertible into common stock of Penson Worldwide, Inc. at the Registrant's option.  The note provides for the election of a representative of Registrant to the board of directors of Penson Worldwide, Inc.

Registrant acquired such note for $6 million with $4,873,450 borrowed from Penson Financial Services, Inc., a registered broker/dealer which is a wholly owned affiliate of Penson Worldwide, Inc.  Registrant is a customer of Penson Financial Services, Inc.

ITEM 6.  EXHIBITS AND REPORTS ON FORM 8-K

(a) EXHIBITS

31     Certification  Pursuant to Section 302

32     Certification Pursuant to Section 1350 This Filing

(b) REPORTS ON FORM 8-K

          None.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                   CALL NOW, INC.

                         By:      /s/ Thomas R Johnson
                                      ----------------------------------------------
                                      Thomas R Johnson
                                      Chairman (Chief Executive Officer)
                                      and
August 14, 2003                      (Principal Accounting Officer)